SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2006

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

By letter dated March 21, 2006, BDO Seidman, LLP (“BDO”) notified Viisage Technology, Inc. (the “Company”) that BDO had resigned as the Company’s independent registered public accounting firm. A copy of the press release issued by the Company on March 24, 2006 concerning BDO’s notice is filed herewith as Exhibit 99.1 and is incorporated herein by reference. BDO served as the Company’s independent registered public accountant since November 3, 1999.

During the two most recent fiscal years and through March 21, 2006, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods.

During the two most recent fiscal years and through March 21, 2006, there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses noted below.

BDO’s reports on the Company’s financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, although the reports contained an explanatory paragraph in each year concerning a material uncertainty relative to a class action suit brought against the Company and its officers and board members. As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, BDO’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 expressed the opinion that the Company did not maintain effective internal control over financial reporting due to the following material weakness: the ineffectiveness of the Company’s financial statement close process due to insufficient personnel within the accounting function to effect a timely and accurate financial statement close process with the necessary level of review and supervision. As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, BDO’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 expressed the opinion that the Company did not maintain effective internal control over financial reporting due to the following material weaknesses: the lack of sufficient personnel resources and technical accounting expertise within the accounting function to effect a timely financial close process and effectively evaluate and resolve non-routine and/or complex accounting transactions and the lack of control processes around information technology systems.

The Company has provided BDO with a copy of this Form 8-K/A and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Company herein, and if not, stating the respects in which it does not agree. By letter dated April 3, 2006, attached as Exhibit 16.1 to this Current Report on Form 8-K/A, BDO stated that it agreed with the statements contained herein related to it.

The Company is in the process of interviewing new independent registered public accountants. The Company will file a Form 8-K following the engagement of a new independent registered public accountant.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: April 3, 2006	By:	/S/ BRADLEY T. MILLER
Bradley T. Miller Chief Financial Officer

3

Exhibit Index

Exhibit No.	Description

16.1	Letter of BDO, dated as of April 3, 2006, to the Securities and Exchange Commission, regarding agreement with the statements made in this Form 8-K/A.

*99.1	Press Release, dated March 24, 2006, issued by Viisage Technology, Inc.

*	Previously filed.